UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 2, 2012 (July 30, 2012)

Date of Report (Date of earliest event reported)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2012, the Company’s Board of Directors approved a form of indemnification agreement (the “Indemnification Agreement”) which the Company will offer to enter into with each of its directors and officers. The Indemnification Agreement, among other things, obligates the Company to indemnify a director or officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive misconduct by the officer or director.

The foregoing description of the Indemnification Agreement does not purport to be a complete description of the Indemnification Agreement, and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as an exhibit to this Form 8-K and incorporated by reference in this Item 1.01.

Item 2.02	Results of Operations and Financial Condition.

On August 2, 2012, Harte-Hanks (the “Company”) issued a press release announcing financial results for its second quarter of 2012. The full text of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 2.02 (including Exhibit 99.1) of this Current Report is furnished pursuant to this Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other Company filings.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2012, the Company entered into a Transition Agreement (the “Transition Agreement”) with Mr. Gary J. Skidmore, its Executive Vice President and President, Direct Marketing. The Transition Agreement provides that Mr. Skidmore’s employment with the Company will terminate July 31, 2012. The Transition Agreement supersedes any and all prior understandings and agreements between Mr. Skidmore and the Company concerning the matters set forth in the Transition Agreement, except for Mr. Skidmore’s Employment Restrictions Agreement and Amended and Restated Severance Agreement, each dated on or about March 15, 2011.

Under the Transition Agreement, (i) the Company will make 26 fortnightly payments in an aggregate amount of $486,000 to Mr. Skidmore, (ii) the Company will pay Mr. Skidmore $35,000 on the regularly scheduled payroll date next following each of September 1, 2012, December 1, 2012, March 1, 2013 and June 1, 2013, and (iii) 15,355 shares restricted common stock issued (in lieu of bonus payments) under the Company’s 2005 Omnibus Incentive Plan shall vest on July 31, 2012. The Transition Agreement also provides that if Mr. Skidmore elects to continue medical coverage under COBRA, the Company will pay his COBRA premium (less his current healthcare coverage contribution amount) for up to one year. The Transition Agreement further allows the Company to engage Mr. Skidmore on a consulting basis after July 31, 2012, for $200 an hour.

The foregoing description of the Transition Agreement does not purport to be a complete description of the Transition Agreement, and is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as an exhibit to this Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith.

10.1	Form of Indemnification Agreement for Directors and Officers

10.2	Transition Agreement dated July 30, 2012 between the Company and Gary J. Skidmore

99.1	Press Release of Harte-Hanks, Inc. dated August 2, 2012, announcing financial results for its second quarter of 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: August 2, 2012

By:	/s/ Robert L. R. Munden
Senior Vice President,
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Directors and Officers

10.2	Transition Agreement dated July 30, 2012 between the Company and Gary J. Skidmore

99.1	Press Release of Harte-Hanks, Inc. dated August 2, 2012, announcing financial results for its second quarter of 2012